Exhibit 99.2

Prepared Remarks from Conference Call

This is Dave Bosher, vice president and treasurer of Cadmus. I want to welcome you and thank you for taking time from your busy schedules to join us for a review of Cadmus' financial results for the second quarter of fiscal 1997. I am joined on today's call by Bruce Thomas, Cadmus vice president and chief financial officer. As is the custom, I will begin this call with an in-depth review of our second quarter results, after which Bruce and I would be pleased to answer any questions you may have.

We announced earlier this morning that Cadmus' net income was $2.2 million, or $.27 per share, for the second quarter of fiscal 1997 compared to net income of $1.9 million or $.26 per share in the same period of last year. Last year's second quarter results included a $.8 million, or $.12 per share, extraordinary loss related to a prepayment penalty on the early extinguishment of debt. Average shares were 8,061,000 in this year's second quarter compared to 7,458,000 in the second quarter of fiscal 1996.

We are pleased with these results, which were in-line with our expectations. Our earnings per share and operating margins improved over those of our previous three quarters and represent continuing evidence of our financial recovery. The trend in EPS has improved consistently from $.09 in the third quarter of 1996 to $.19 in the fourth quarter to $.21 in the first quarter of 1997 and now to $.27 this quarter.

 In today's call we would like to focus primarily on three topics. First, it is important to note that several key businesses of Cadmus continued to perform very well in the second quarter and we will review these operations in more detail in a few minutes. Second, we saw marked improvement in the second quarter from several of our businesses which have been under-performing for the last several quarters. We will discuss where we saw this improvement and the actions which produced these results. Finally, there are areas of Cadmus which continue to experience soft operating results and we will talk about our plans and expectations for these businesses as we head into the second half of fiscal 1997.

But first, let's review briefly consolidated results for the quarter. Second quarter sales were a record $97.2 million, which presents a 13% increase over the $85.8 million recorded in the second quarter of fiscal 1996. This increase was primarily attributable to the inclusion of sales for Lancaster Information Group and a full quarter's sales from Cadmus Technology Solutions. Absent from this quarter's numbers were sales of Consumer Publishing, as that operation was divested in the first quarter. Adjusted for acquisitions and divestitures and the impact of lower paper prices, base business revenues rose 1.2% as continued sales growth in our journal services, financial communications and specialty packaging product lines was offset by declines in our magazines, point-of-purchase, and marketing businesses. I will discuss these sales results in more detail in a few minutes.

Cadmus consolidated gross margins declined to 21.7% of sales from 24.2% last year. This deterioration is also a mixed story, as rather significant gross

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margin improvement from our periodicals and direct marketing businesses were offset by weak performances from our point-of-purchase, interactive and custom publishing businesses.

We have been working hard to control SG&A costs, both in real dollar terms as well as a percent of sales. These efforts have paid off as SG&A expenses, as a percent of sales, fell to 15.6% of sales in this year's second quarter compared to 17.5% last year. In fact, exclusive of acquisitions, SG&A expenses fell nearly $1 million in actual dollar terms. Operating income rose 2% in the second quarter to $5.9 million, compared to $5.8 million last year. Operating income as a percent of sales was 6.1% this year compared to 6.7% last year, but up from our 5.4% (adjusted for restructuring gain) rate in the first quarter and 4.8% in the fourth quarter. The trend continues to improve.

Interest expense increased to $2.1 million from $1.4 million last year as a result of the debt incurred to purchase Lancaster. Other expenses also rose to $.3 million compared to an income of $.02 million last year due primarily to additional amortization expense related to the acquisitions in fiscal 1996.

Before we get into business group results, let's focus on the balance sheet at December 31. Our debt-to-capital ratio improved at December 31 to 48.3% from 49.2% at September 30. Total debt was $103.2 million, down from $105.5 million at September 30 and $110.1 million at June 30. Again an improving trend. Free cash flow was $1.4 million, with reduced working capital investment more than offsetting CAPEX spending of nearly $7.0 million. Depreciation in the quarter was $4.1 million.

I would now like to focus in more detail on the performances of our individual businesses in the second quarter. I will talk first about those areas that continued to show strong performance, those businesses that have shown improvement, and those that continued to experience weakness.

First, let's look at our strong performers. I'll start with our periodicals group. Their second quarter performance was just as strong as their first. Sales were up 33% in the second quarter due to the inclusion of Lancaster and a 4% increase in base research journal volume. Adjusted for the impact of lower paper prices, journal sales actually increased nearly 10% in the second quarter. The integration of Lancaster into Cadmus Journal Services has continued to work smoothly and we are beginning to realize synergies, with opportunities to add yet more to the operating line. Elsewhere, specialty packaging sales continued to register strong sales growth with an increase of 34% in the quarter. Financial communications rose 11% due to increased mutual fund business and from growth in full-service contracts with financial institutions.

As I mentioned earlier, several of our businesses that had been under-performing showed marked improvement in the second quarter. Our Direct Marketing businesses showed improving trends and profitability as a better sales mix and cost controls improved its operating margins to 9% of sales. At our Byrd manufacturing facility, we saw steady operating efficiency improvements throughout the quarter. These improvements contributed to a 100 basis points improvement in periodicals group operating margins over our first quarter rate and a 500 basis points improvement over last year's second quarter.

Finally, several of our businesses - particularly interactive, custom publishing

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and point-of-purchase continued to experience weak operating results. At interactive and custom publishing, each of these operations experienced operating losses due to the combination of lower revenues and significantly higher costs. Our point-of-purchase product line also had a disappointing second quarter due to the loss of the Coldwell Banker account and delays in promotional campaigns and programs for quick service restaurant and beverage clients.

We remain cautiously optimistic about our prospects for the remainder of fiscal 1997. We are seeing a steady stream of full-service or vendor consolidation opportunities across Cadmus. These opportunities support our internal sales targets and further validate the attractiveness of the "Cadmus sell" to our clients. However, to achieve our targets for the second half of the year, we must accomplish four things : First, the areas that are working well now must continue their trends. We must retain the momentum in research journals and at Lancaster. Second, we will require further growth from our high-margin specialty packaging and financial communications product lines. Third, direct marketing and Byrd must continue their improved performance. And fourth, we need to see improved performance from interactive, custom publishing, and point-of-purchase businesses which have under-performed year-to-date.

 We believe we will see improved results from these businesses. We have new leadership in-place at interactive and custom publishing. At Cadmus Interactive, Matt Thornhill has joined us as president of that business. Matt was recruited by Steve Isaac from the Martin Agency where Matt was President of Martin Interactive. Diana Pohly also joined us in December as president of Cadmus Custom Publishing. Diana was formerly with KHJ in Boston, a large marketing firm, and has extensive experience in marketing and business development. Both of these leaders have demonstrated business development skills and will enhance revenue acquisition activities in each of these businesses. At the same time, we have taken aggressive actions to rationalize the cost structures of these businesses to existing revenue levels to maximize profitability and to leverage revenue growth. And in our point-of-purchase product line, the issue remains revenue. We have several significant new business opportunities, any one of which is significant enough in volume to address the volume issue and eliminate excess capacity in that operation.

In summary, we are pleased with our results for the quarter and for our year-to-date. We have delivered consistently improving operating and balance sheet trends and we have successfully integrated our largest acquisition. However, we are not satisfied with our current levels of profitability or internal growth and we continue to pursue opportunities to effect additional improvements in operating income, margins and return-on-capital.

Before I conclude, I must make the standard "public service announcement." A portion of my comments represent "forward-looking statements" and are subject to certain risks and uncertainties. Those risks and uncertainties are set forth in our press release to which you should refer for additional details.

I thank you for your patience and would like to now open the session up to any questions you may have.